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                                             Exhibit A

NEES Energy, Inc.
Consolidated Balance Sheet
(Thousands of Dollars)
As of March 31, 1998
(Unaudited, Subject to Adjustment)

ASSETS
------

Current assets:
  Cash                                                    $ 5,223
  Accounts receivable and unbilled revenue                 10,062
  Inventory                                                 2,238
  Prepaid and other current assets                          4,926
                                                          -------
  Total current assets                                     22,449
                                                          -------
Fixed assets                                              $ 1,901
Less accumulated depreciation                               (584)
                                                         --------
  Net fixed assets                                          1,317
                                                         --------

Other investments                                             743
Goodwill                                                      284
Deferred federal and state income taxes                       725
Other assets                                                  172
                                                          -------
                                                          $25,690
                                                          =======

LIABILITIES AND CAPITALIZATION
------------------------------

Current liabilities:
  Accounts payable                                        $ 3,688
  Accounts payable to affiliates                               44
  Accrued liabilities                                       5,930
                                                          -------
Total current liabilities                                   9,662

Other long-term liabilities                                   353
Capital lease obligation                                      100
                                                          -------
Total liabilities                                          10,115
                                                          -------
Parent company's investment:
  Common stock, par value $1 per share                          1
  Subordinated notes payable to parent                     29,663
  Accumulated deficit                                     (14,459)
                                                          -------
                                                           15,205

Minority interest                                             370
                                                          -------
                                                          $25,690
                                                          =======